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                                                                   EXHIBIT 10.37

                 1995 STOCK PLAN FOR EMPLOYEES AND DIRECTORS OF
                               SPEEDFAM-IPEC, INC.


                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                  COVERING SECURITIES THAT HAVE BEEN REGISTERED
                      UNDER THE U.S. SECURITIES ACT OF 1933

         The 1995 Stock Plan for Employees and Directors of SpeedFam-IPEC, Inc. (the "Plan") was approved by the Board of Directors of SpeedFam-IPEC, Inc. on July 27, 1995 and by shareholders of SpeedFam-IPEC, Inc. on July 27, 1995. This Plan is being provided to potential Plan participants, as required by certain federal securities provisions. Additional information regarding the Plan may be obtained by contacting G. Michael Latta, 305 North 54th Street, Chandler, Arizona 85226, phone (480) 705-2115. No reports are sent out detailing options granted and exercised, but this information may be obtained by contacting G. Michael Latta at the phone number and address above.

         Currently, SpeedFam-IPEC, Inc. intends to provide stock for the exercise of options from authorized but unissued shares of common stock. However, in order to prevent dilution, SpeedFam-IPEC, Inc. may in the future decide to satisfy options through shares of common stock purchased on the open market. The Compensation Committee of SpeedFam-IPEC, Inc. consists of three non-employee Directors who each serve for a one year term.

         1. Purpose. SpeedFam-IPEC, Inc. (the "Corporation") desires to attract and retain Employees (as defined herein) and directors of outstanding talent. The Plan affords eligible Employees and directors the opportunity to acquire proprietary interests in the Corporation and thereby encourages their highest levels of performance and interest.

         2. Scope and Duration.

                  a. Awards under the Plan may be granted in the following forms:

                           (1) incentive stock options ("incentive stock
                  options"), as provided in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options ("non-qualified options;" the term "options" includes incentive stock options and non-qualified options);

                           (2) shares of Common Stock of the Corporation (the
                  "Common Stock") which are restricted as provided in paragraph
                  10. ("restricted shares"); or

                           (3) rights to acquire shares of Common Stock which
                  are restricted as provided in paragraph 10. ("units" or "restricted units").

         Any other provision herein to the contrary notwithstanding, every award granted in the form of an incentive stock option must comply in every respect with the requirement of Section 422 of the Code and in particular with all such requirements which apply to employees owning 10% or more of the total combined voting power of all classes of stock of the Company. Stock appreciation rights ("rights") may be awarded by the Committee in connection with any option granted under the Plan, either at the time the option is granted or thereafter at any time prior to the exercise, termination or expiration of the option ("tandem right"), or separately ("freestanding right").
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                  b. The maximum aggregate number of shares of Common Stock as to which awards of options, restricted shares, units, or rights may be made from time to time under the Plan is 5,300,000 shares. Shares issued pursuant to this Plan may be in whole or in part, as the Board of Directors of the Corporation (the "Board of Directors") shall from time to time determine, authorized but unissued shares or issued shares reacquired by the Corporation. If for any reason any shares as to which an option has been granted cease to be subject to purchase thereunder or any restricted shares or restricted units are forfeited to the Corporation, or to the extent that any awards under the Plan denominated in shares or units are paid or settled in cash or are surrendered upon the exercise of an option, then (unless the Plan shall have been terminated) such shares or units, and any shares surrendered to the Corporation upon such exercise, shall become available for subsequent awards under the Plan; provided, however, that shares surrendered by the Corporation upon the exercise of an incentive stock option and shares subject to an incentive stock option surrendered upon the exercise of a right shall not be available for subsequent award of additional stock options under the Plan.

                  c. No incentive stock option shall be granted hereunder after July 27, 2005.

         3. Administration.

                  a. The Plan shall be administered by the Compensation Committee or any successor thereto of the Board of Directors of the Corporation or by such other committee (the "Committee") as shall be determined by the Board of Directors. The Committee shall consist of not less than two members of the Board of Directors, each of whom shall qualify as a "disinterested person" to administer the Plan as contemplated by Rule 16b-3, as amended, or other applicable rules under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  b. The Committee shall have plenary authority in its sole discretion, subject to and not inconsistent with the express provisions of this
Plan:

                           (1) to grant options, to determine the purchase price
of the Common Stock covered by each option, the term of each option, the persons to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option;

                           (2) to designate options as incentive stock options
or non-qualified options and to determine which options shall be accompanied by rights;

                           (3) to grant rights and to determine the purchase
price of the Common Stock covered by each right or related option, the term of each right or related option, the Employees and Eligible Directors (as such terms are defined below) to whom, and the time or times at which, rights or related options shall be granted and the number of shares to be covered by each right or related option;

                           (4) to grant restricted shares and restricted units
and to determine the term of the Restricted Period (as defined in paragraph 10.) and other conditions applicable to such shares or units, the Employees to whom, and the time or times at which, restricted shares or restricted units shall be granted and the number of shares or units to be covered by each grant;

                           (5) to interpret the Plan;

                           (6) to prescribe, amend and rescind rules and
regulations relating to the Plan;

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                           (7) to determine the terms and provisions of the
option and rights agreements (which need not be identical) and the restricted share and restricted unit agreements (which need not be identical) entered into in connection with awards under the Plan;

and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, the Committee will not have the authority to reprice any options without (i) the consent of a majority of the stockholders present at an annual or special meeting or represented by proxy and entitled to vote on the proposal at the annual or special meeting or (ii) the written consent of the stockholders in accordance with the Company's bylaws.

                  c. Without limiting the foregoing, the Committee shall have plenary authority in its sole discretion, subject to, and not inconsistent with, the express provisions of the Plan, to:

                           (1) select Participants (as defined below) for
participation in the Plan;

                           (2) determine the timing, price, and amount of any
grant or award under the Plan to any Participant; and

                           (3) either

                                    (a) determine the form in which payment of
any right granted or awarded under the Plan will be made (i.e., cash, securities, or any combination thereof), or

                                    (b) approve the election of the Participant
to receive cash in whole or in part in settlement of any right granted or awarded under the Plan.

                                    As used in the Plan, the following terms
shall have the following meanings: the term "SpeedFam-IPEC Officer" shall mean an officer (other than an assistant officer) of the Corporation or any of its Subsidiaries and any other person who may be designated as an executive officer by the Board of Directors of the Corporation; the term "Participant" shall mean an Employee or Eligible Director; the term "Employee" shall mean a full-time, non-union, salaried employee of the Corporation or any of its Subsidiaries; the term "Eligible Director" shall mean any individual who is a member of the Board of Directors of the Corporation who is not then an Employee or a beneficial owner, either directly or indirectly, of more than ten percent (10%) of the Common Stock of the Corporation; and the term "Subsidiaries" shall mean all corporations in which the Corporation owns, directly or indirectly, at least fifty percent (50%) of the total voting power of all classes of stock (including subsidiaries of subsidiaries).

                                    (c) The Committee may delegate to one or
more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan; provided, that the Committee may not delegate any duties to a member of the Board of Directors who, if elected to serve on the Committee, would not qualify as a "disinterested person" to administer the Plan as contemplated by Rule 16b-3, as amended, or other applicable rules under the Exchange Act. The Committee may employ attorneys, consultants, accountants, or other persons, and the Committee, the Corporation, its Subsidiaries, and their respective officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Corporation, its Subsidiaries, and all other interested

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persons. No member or agent of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or awards made hereunder, and all members and agents of the Committee shall be fully protected by the Corporation in respect of any such action, determination, or interpretation.

         4. Eligibility; Factors to Be Considered in Making Awards.

                  a. Persons eligible to participate in this Plan shall include all Employees of the Corporation or any of its Subsidiaries and all Eligible Directors.

                  b. In determining the Employees to whom awards shall be granted and the number of shares or units to be covered by each award, the Committee shall take into account the nature of the Employee's duties, his or her present and potential contributions to the success of the Corporation or any of its Subsidiaries and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan.

                  c. Awards may be granted singly, in combination, or in tandem and may be made in combination or in tandem with or in replacement of, or as alternatives to, awards or grants under any other employee plan maintained by the Corporation or any of its Subsidiaries. An award made in the form of a unit or a right may provide, in the discretion of the Committee, for

                           (1) the crediting to the account of, or the current
payment to, each Employee who has such an award of an amount equal to the cash dividends and stock dividends paid by the Corporation upon one share of Common Stock for each restricted unit or share of Common Stock subject to a right included in such award ("Dividend Equivalents"), or

                           (2) the deemed reinvestment of such Dividend
Equivalents and stock dividends in shares of Common Stock, which deemed reinvestment shall be deemed to be made in accordance with the provisions of paragraph 10., and credited to the Employee's account ("Additional Deemed Shares").

         Such Additional Deemed Shares shall be subject to the same restrictions (including but not limited to provisions regarding forfeitures) applicable with respect to the unit or right with respect to which such credit is made. Dividend Equivalents not deemed reinvested as stock dividends shall not be subject to forfeiture, and may bear amounts equivalent to interest or cash dividends as the Committee may determine.

                  d. The Committee, in its sole discretion, may grant to an Employee who has been granted an award under the Plan or any other employee plan maintained by the Corporation or any of its Subsidiaries, or any successor thereto, in exchange for the surrender and cancellation of such award, a new award in the same or a different form and containing such terms, including, without limitation, a price which is different (either higher or lower) than any price provided in the award so surrendered and cancelled, as the Committee may deem appropriate.

                  e. Each Eligible Director shall be automatically granted a non-qualified option to purchase 2000 shares of Common Stock, which option shall be granted on the effective date of the Plan (hereinafter referred to as the "Initial Eligible Director Stock Options"). Commencing in 1996, each Eligible Director shall be automatically granted a non-qualified option to purchase 5000 shares of Common Stock, which option shall be granted on the date of the first meeting of the Board of Directors of the Corporation following each annual meeting of the stockholders of the Corporation (hereinafter sometimes referred to as the "Annual Eligible Director Stock Options" and sometimes, together

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with the Initial Eligible Director Stock Options, as the "Eligible Director
Stock Options"). The number of Annual Eligible Director Stock Options to be granted as of the date of any such meeting of the Board of Directors shall be proportionately adjusted to reflect any stock splits, stock dividends, recapitalizations or similar transactions causing an increase or decrease in the number of issued and outstanding shares of Common Stock which have occurred since the date of the most recent grant of Annual Eligible Director Stock Options. Any Eligible Director may waive his or her right to be granted Eligible Director Stock Options. In the event that the granting of any Annual Eligible Director Stock Options would cause the 5,300,000 share limitation contained in
Section 2.b. hereof to be exceeded (after taking into account any waivers by Eligible Directors to accept some or all of the Annual Eligible Director Stock Options to which he or she would otherwise be entitled), the total number of Annual Eligible Director Stock Options then to be granted shall be reduced to a number which would cause said 5,300,000 share limitation not to be exceeded and the amount of non-qualified options to be granted to each Eligible Director who has not waived his or her right to receive Annual Eligible Director Stock Options shall be proportionately reduced. The purchase price for the Common Stock covered by each Eligible Director Stock Option shall be the fair market value (as defined below) of the Common Stock on the date the Eligible Director Stock Option is granted, payable at the time and in the manner provided in
Section 5.b. below. Each Eligible Director Stock Option granted to an Eligible Director on or after October 13, 2000 shall be immediately exercisable and fully vested.

         5. Option Price.

                  a. The purchase price of the Common Stock covered by each option awarded to an Employee shall be determined by the Committee; provided, however, that in the case of incentive stock options, the purchase price shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Fair market value shall mean,

                           (1) if the Common Stock is duly listed on a national
securities exchange or on the National Association of Securities Dealers Automatic Quotation System/National Market System ("NASDAQ") ("Duly Listed"), the closing price of the Common Stock for the date on which the option is granted, or, if there are no sales on such date, on the next preceding day on which there were sales, or

                           (2) if the Common Stock is not Duly Listed, the fair
market value of the Common Stock for the date on which the option is granted, as determined by the Committee in good faith. Such price shall be subject to adjustment as provided in paragraph 13.

                  The price so determined shall also be applicable in connection with the exercise of any related right.

                  b. The purchase price of the shares as to which an option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check or other instrument acceptable to the Corporation, or, if permitted by the Committee, in shares of the Common Stock, valued at the closing price of the Common Stock as reported on either a national securities exchange or NASDAQ for the date of exercise, or if there were no sales on such date, on the next preceding day on which there were sales (or, if the Common Stock is not Duly Listed, the fair market value of the Common Stock on the date of exercise, as determined by the Committee in good faith), or, upon such terms as the Committee shall approve, a copy of instructions to a broker directing such broker to sell the shares of Common Stock for which such option is exercised, and to remit to the Corporation the aggregate purchase price of the shares as to which such option is exercised ("cashless exercise"), or, if permitted by the Committee and subject to such terms and conditions as it may determine, by surrender of outstanding awards under the Plan. In addition, the

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Participant shall pay any amount necessary to satisfy applicable federal, state, or local tax requirements promptly upon notification of the amount due. The Committee may permit such amount to be paid in shares of Common Stock previously owned by the Participant, or a portion of the shares of Common Stock that otherwise would be distributed to such Participant upon exercise of the option, or a cashless exercise, or a combination of cash, cashless exercise and shares of such Common Stock.

         6. Term of Options. The term of each incentive stock option granted under the Plan shall be such period of time as the Committee shall determine, but not more than ten years from the date of grant, subject to earlier termination as provided in paragraphs 11. and 12. The term of each non-qualified option granted under the Plan to Employees shall be such period of time as the Committee shall determine, subject to earlier termination as provided in paragraphs 11. and 12.

         7. Exercise of Options.

                  a. Each option shall become exercisable, in whole or in part, as the Committee shall determine; provided, however, that the Committee may also, in its discretion, accelerate the exercisability of any option in whole or in part at any time.

                  b. Subject to the provisions of the Plan and unless otherwise provided in the option agreement, an option granted under the Plan shall become exercisable in full at the earliest of the Participant's death, Eligible Retirement (as defined below), or Total Disability. Furthermore, at the discretion of the Committee and only if provided in the option agreement (or any supplement thereto), an option granted under the Plan shall become exercisable in full upon the termination of the Participant's employment by an Involuntary Termination (as defined in paragraph 12.) within three (3) years following a Change in Control (as defined in paragraph 12.). For purposes of this Plan, the term "Eligible Retirement" shall mean (1) the date upon which an Employee, having attained an age of not less than sixty-two, terminates his employment with the Corporation and its Subsidiaries, provided that such Employee has been employed by the Corporation or any of its Subsidiaries or any corporation of which the Corporation or any of its Subsidiaries is the successor for a period of not less than five (5) years prior to such termination, or (2) the date upon which an Eligible Director, having attained the age of not less than sixty-two, terminates his service as a director of the Corporation. Notwithstanding the preceding sentence, with respect to options granted on or after September 1, 1997, the term "Eligible Retirement" shall mean (1) the date upon which an Employee, having attained an age of not less than sixty-five, terminates his employment with the Corporation and its Subsidiaries, provided that such Employee has been employed by the Corporation or any of its Subsidiaries or any corporation of which the Corporation or any of its Subsidiaries is the successor for a period of not less than five (5) years prior to such termination, or (2) the date upon which an Eligible Director, having attained the age of not less than sixty-five, terminates his service as a director of the Corporation; provided, further, that, at the discretion of the Committee, a lesser age (but not less than age sixty) may be substituted for age sixty-five.

                  c. An option may be exercised, at any time or from time to time (subject, in the case of an incentive stock option, to such restrictions as may be imposed by the Code), as to any or all full shares as to which the option has become exercisable.

                  d. Subject to the provisions of paragraphs 11. and 12., in the case of incentive stock options, no option may be exercised at any time unless the holder thereof is then an Employee.

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                  e. Upon the exercise of an option or portion thereof in
accordance with the Plan, the option agreement and such rules and regulations as may be established by the Committee, the holder thereof shall have the rights of a shareholder with respect to the shares issued as a result of such exercise.

         8. Award and Exercise of Rights.

                  a. Rights may be awarded by the Committee either as a tandem right or a freestanding right. Each tandem right shall be subject to the same terms and conditions as the related option and shall be exercisable only to the extent the option is exercisable. No right shall be exercisable for cash by a SpeedFam-IPEC Officer within six (6) months from the date the right is awarded (and then, as to a tandem right, only to the extent the related option is exercisable) or, if the exercise price of the right is not fixed on the date of the award, within six (6) months from the date when the exercise price is so fixed, and in any case only when the SpeedFam-IPEC Officer's election to receive cash in full or partial satisfaction of the right, as well as the SpeedFam-IPEC Officer's exercise of the right for cash, is made during a Quarterly Window Period (as defined below); provided, that a right may be exercised by a SpeedFam-IPEC Officer for cash outside a Quarterly Window Period if the date of exercise is automatic or has been fixed in advance under the Plan and is outside the SpeedFam-IPEC Officer's control. The term "Quarterly Window Period" shall mean the period beginning on the third business day following the date of release of each of the Corporation's quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such release; and the date of any such release shall be deemed to be the date it either:

                           (1) appears on a wire service,

                           (2) appears on a financial news service,

                           (3) appears in a newspaper of general circulation, or

                           (4) is otherwise made publicly available, for
example, by press releases to a wire service, financial news service, or newspapers or general circulation.

                  b. A right shall entitle the Employee upon exercise in accordance with its terms (subject, in the case of a tandem right, to the surrender unexercised of the related option or any portion or portions thereof which the Employee from time to time determines to surrender for this purpose) to receive, subject to the provisions of the Plan and such rules and regulations as from time to time may be established by the Committee, a payment having an aggregate value equal to the product of

                           (1) the excess of

                                    (a) the fair market value on the exercise
date of one share of Common Stock over

                                    (b) the exercise price per share, in the
case of a tandem right, or the price per share specified in the terms of the right, in the case of a freestanding right, multiplied by

                           (2) the number of shares with respect to which the
right shall have been exercised.

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         The payment may be made only in cash, subject to subparagraph 8.a.
hereof.

                  c. The exercise price per share specified in a right shall be as determined by the Committee, provided that, in the case of a tandem right accompanying an incentive stock option, the exercise price shall be not less than fair market value of the Common Stock subject to such option on the date of grant.

                  d. If upon the exercise of a right the Employee is to receive a portion of the payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the fair market value of a share on the exercise date. The number of shares received may not exceed the number of shares covered by any option or portion thereof surrendered. Cash will be paid in lieu of any fractional share.

                  e. No payment will be required from an Employee upon exercise of a right, except that any amount necessary to satisfy applicable federal, state, or local tax requirements shall be withheld or paid promptly by the Employee upon notification of the amount due and prior to or concurrently with delivery of cash or a certificate representing shares. The Committee may permit such amount to be paid in shares of Common Stock previously owned by the Employee, or a portion of the shares of Common Stock that otherwise would be distributed to such Employee upon exercise of the right, or a combination of cash and shares of such Common Stock.

                  f. The fair market value of a share shall mean the closing price of the Common Stock as reported on either a national securities exchange or NASDAQ for the date of exercise, or if there are no sales on such date, on the next preceding day on which there were sales; provided, however, that in the case of rights that relate to an incentive stock option, the Committee may prescribe, by rules of general application, such other measure of fair market value as the Committee may in its discretion determine but not in excess of the maximum amount that would be permissible under Section 422 of the Code without disqualifying such option under Section 422.

                  g. Upon exercise of a tandem right, the number of shares subject to exercise under the related option shall automatically be reduced by the number of shares represented by the option or portion thereof surrendered.

                  h. A right related to an incentive stock option may only be exercised if the fair market value of a share of Common Stock on the exercise date exceeds the option price.

         9. Non-Transferability of Options, Rights, and Units; Holding Periods for SpeedFam-IPEC Officers and Eligible Directors.

                  a. Options, rights, and units granted under the Plan shall not be transferable by the grantee thereof otherwise than by will or the laws of descent and distribution; provided, however, that

                           (1) the designation of a beneficiary by a Participant
shall not constitute a transfer, and

                           (2) options and rights may be exercised during the
lifetime of the Participant only by the Participant or, unless such exercise would disqualify an option as an incentive stock option, by the Participant's guardian or legal representative.

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                  b. Notwithstanding anything contained in the Plan to the
contrary,

                           (1) any shares of Common Stock awarded hereunder to a
SpeedFam-IPEC Officer may not be transferred or disposed of for at least six (6) months from the date of award thereof,

                           (2) any option, right, or unit awarded hereunder to a
SpeedFam-IPEC Officer or Eligible Director, or the shares of Common Stock into which any such option, right or unit is exercised or converted, may not be transferred or disposed of for at least six (6) months following the date of acquisition by the SpeedFam-IPEC Officer or Eligible Director of such option, right, or unit, and

                           (3) the Committee shall take no action whose effect
would cause a SpeedFam-IPEC Officer or Eligible Director to be in violation of clause (1) or (2) above.

         10. Award and Delivery of Restricted Shares or Restricted Units.

                  a. At the time an award of restricted shares or restricted units is made, the Committee shall establish a period of time (the "Restricted Period") applicable to such award. Each award of restricted shares or restricted units may have a different Restricted Period. The Committee may, in its sole discretion, at the time an award is made, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termination of restrictions upon the satisfaction of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the restricted shares or restricted units. Subject to paragraph 9., the Committee may also, in its sole discretion shorten, or terminate the Restricted Period, or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the restricted shares or restricted units. Notwithstanding the foregoing but subject to paragraph 9., all restrictions shall lapse or terminate with respect to all restricted shares or restricted units upon the earliest to occur of an Employee's Eligible Retirement, a Change in Control, death, or Total Disability.

                  b. (1) Unless such shares are issued as uncertificated shares pursuant to subparagraph 10.b.(2)(a) below, a stock certificate representing the number of restricted shares granted to an Employee shall be registered in the Employee's name but shall be held in custody by the Corporation or an agent therefor for the Employee's account. The Employee shall generally have the rights and privileges of a shareholder as to such restricted shares, including the right to vote such restricted shares, except that, subject to the provisions of paragraphs 11. and 12., the following restrictions shall apply:

                                    (a) the Employee shall not be entitled to
delivery of the certificate until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee;

                                    (b) none of the restricted shares may be
sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any other conditions prescribed by the Committee; and

                                    (c) all of the restricted shares shall be
forfeited and all rights of the Employee to such restricted shares shall terminate without further obligation on the part of the Corporation unless the Employee has

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
remained an Employee until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee applicable to such restricted shares. At the discretion of the Committee,

                                            (i) cash and stock dividends with
respect to the restricted shares may be either currently paid or withheld by the Corporation for the Employee's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee, or

                                            (ii) the Committee may require that
all cash dividends be applied to the purchase of additional shares of Common Stock, and such purchased shares, together with any stock dividends related to such restricted shares (such purchased shares and stock dividends are hereafter referred to as "Additional Restricted Shares") shall be treated as Additional Shares, subject to forfeiture on the same terms and conditions as the original grant of the restricted shares to the Employee.

                           (2) The purchase of any such Additional Restricted
Shares shall be made either

                                    (a) through a dividend reinvestment plan
that may be established by the Corporation which satisfies the requirements of Rule 16b-2 under the Exchange Act, in which event the price of such shares so purchased through the reinvestment of dividends shall be as determined in accordance with the provisions of that plan and no stock certificate representing such Additional Restricted Shares shall be in the Employee's name, or

                                    (b) in accordance with such alternative
procedure as is determined by the Committee in which event the price of such purchased shares shall be

                                            (i) if the Common Stock is Duly
Listed, the closing price of the Common Stock as reported on either a national securities exchange or NASDAQ for the date on which such purchase is made, or if there were no sales on such date, the next preceding day on which there were sales, or

                                            (ii) if the Common Stock is not Duly
Listed, the fair market value of the Common Stock for the date on which such purchase is made, as determined by the Committee in good faith. In the event that the Committee shall not require reinvestment, cash, or stock dividends so withheld by the Committee shall not be subject to forfeiture. Upon the forfeiture of any restricted shares (including any Additional Restricted Shares), such forfeited shares shall be transferred to the Corporation without further action by the Employee. The Employee shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to paragraph 13.

                  c. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in paragraphs 11. and 12., the restrictions applicable to the restricted shares (including Additional Restricted Shares) shall lapse and a stock certificate for the number of restricted shares (including any Additional Restricted Shares) with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, except any that may be imposed by law, to the Employee or the Employee's beneficiary or estate, as the case may be. The Corporation shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the fair market value (determined as of the date the restrictions lapse) of such fractional share to the Employee or the Employee's beneficiary or estate, as the case may be. No payment will be required from the Employee upon the issuance or delivery of any restricted shares, except that any amount necessary to satisfy applicable federal, state, or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with the issuance or delivery of a certificate representing such shares. The Committee may permit such amount to be paid in shares of Common Stock previously owned by the Employee, or a portion of the shares of Common Stock that otherwise would be distributed to such Employee upon the lapse of the restrictions applicable to the restricted shares, or a combination of cash and shares of such Common Stock.

                  d. In the case of an award of restricted units, no shares of Common Stock shall be issued at the time the award is made, and the Corporation shall not be required to set aside a fund for the payment of any such award.

                  e. (1) Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided in paragraphs 11. and 12., the Corporation shall deliver to the Employee or the Employee's beneficiary or estate, as the case may be, one share of Common Stock for each restricted unit with respect to which the restrictions have lapsed ("vested unit").

                     (2) In addition, if the Committee has not required the deemed reinvestment of such Dividend Equivalents pursuant to paragraph 4., at such time the Corporation shall deliver to the Employee cash equal to any Dividend Equivalents or stock dividends credited with respect to each such vested unit and, to the extent determined by the Committee, the interest thereupon. However, if the Committee has required such deemed reinvestment in connection with such restricted unit, in addition to the stock represented by such vested unit, the Corporation shall deliver the number of Additional Deemed Shares credited to the Employee with respect to such vested unit.

                     (3) Notwithstanding the foregoing, the Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for the vested units and related Additional Deemed Shares. If a cash payment is made in lieu of delivering Common Stock, the amount of such cash payment shall be equal to

                                    (a) if the Common Stock is Duly Listed, the
closing price of the Common Stock as reported on either a national securities exchange or NASDAQ for the date on which the Restricted Period lapsed with respect to such vested unit and related Additional Deemed Shares (the "Lapse Date") or, if there are no sales on such date, on the next preceding day on which there were sales, or

                                    (b) if the Common Stock is not Duly Listed,
the fair market value of the Common Stock for the Lapse Date, as determined by the Committee in good faith.

                  f. No payment will be required from the Employee upon the award of any restricted units, the crediting or payment of any Dividend Equivalents or Additional Deemed Shares, or the delivery of Common Stock or the payment of cash in respect of vested units, except that any amount necessary to satisfy applicable federal, state, or local tax requirements shall be withheld or paid promptly upon notification of the amount due. The Committee may permit such amount to be paid in shares of Common Stock previously owned by the Employee, or a portion of the shares of Common Stock that otherwise would be distributed to such Employee in respect of vested units and Additional Deemed Shares, or a combination of cash and shares of such Common Stock.

                  g. In addition, the Committee shall have the right, in its absolute discretion, upon the vesting of any restricted shares (including Additional Restricted Shares) and restricted units (including Additional Deemed Shares) to award cash compensation to the Employee for the purpose of aiding the Employee in the payment of any and all federal, state, and local income taxes payable as a result of such vesting, if the performance of the Corporation during the Restricted Period meets such criteria as then or theretofore determined by the Committee.

         11. Termination of Employment or Service. In the event that the employment of an Employee or the service as a director of an Eligible Director to whom an option or right has been granted under the Plan shall be terminated for any reason other than as set forth in paragraph 12., such option or right may, subject to the provisions of the Plan, be exercised (but only to the extent that the Employee or an Eligible Director was entitled to do so at the termination of his employment or service as a director, as the case may be) at any time within three (3) months after such termination, but in no case later than the date on which the option or right terminates.

         Unless otherwise determined by the Committee, if an Employee to whom restricted shares or restricted units have been granted ceases to be an Employee, for any reason other than as set forth in paragraph 12., prior to the end of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the Employee shall immediately forfeit all restricted shares and restricted units, including all Additional Restricted Shares or Additional Deemed Shares related thereto.

         Any option, right, restricted share or restricted unit agreement, or any rules and regulations relating to the Plan, may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates and the effect of leaves of absence. Any such rules and regulations with reference to any option agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereunder. Nothing in the Plan or in any award granted pursuant to the Plan shall confer upon any Participant any right to continue in the employ or service of the Corporation or any of its Subsidiaries or interfere in any way with the right of the Corporation or its Subsidiaries to terminate such employment or service at any time.

         12. Eligible Retirement, Death, Total Disability of Employee or Eligible Director, or Change in Control Followed by Involuntary Termination of the Employee. If any Employee or Eligible Director to whom an option, right, restricted share, or restricted unit has been granted under the Plan shall die or suffer a Total Disability while employed by the Corporation or in the service of the Corporation as a director, if any Employee terminates his employment or any Eligible Director terminates his service as a director pursuant to an Eligible Retirement, or at the discretion of the Committee and only if provided in the option agreement, if within three (3) years following a Change in Control an Employee's employment is terminated by an Involuntary Termination, such option or right may be exercised as set forth herein, or such restricted shares or restricted unit shall be deemed to be vested, whether or not the Participant was otherwise entitled at such time to exercise such option or right, or be treated as vested in such share or unit. Subject to the restrictions otherwise set forth in the Plan, such option or right shall be exercisable by the Participant, a legatee or legatees of the Participant under the Participant's last will, or by the Participant's personal representatives or distributees, whichever is applicable, from the date of such death, Total Disability or termination of employment and until the first to occur of:

                  a. the date on which the option terminates in accordance with the terms of grant;

                  b. the date three (3) months after the date of such employee's Eligible Retirement, his termination due to Total Disability, or the Involuntary Termination of the employee within three (3) years of a Change in Control; or

                  c. the date one (1) year after the date of such employee's death.

         For purposes of this paragraph 12., "Total Disability" is defined as the permanent inability of a Participant, as a result of accident or sickness, to perform any and every duty pertaining to such Participant's occupation or employment for which the Participant is suited by reason of the Participant's previous training, education and experience.

         A "Change in Control" shall be deemed to have occurred upon:

                  a. a business combination, including a merger or consolidation, of the Corporation and the shareholders of the Corporation prior to the combination do not continue to own, directly or indirectly, more than fifty-one percent (51%) of the equity of the combined entity;

                  b. a sale, transfer, or other disposition in one or more transactions (other than in transactions in the ordinary course of business or in the nature of a financing) of the assets or earning power aggregating more than forty-five percent (45%) of the assets or operating revenues of the Corporation to any person or affiliated or associated group of persons (as defined by Rule 12b-2 of the Exchange Act in effect as of the date hereof);

                  c. the liquidation of the Corporation;

                  d. one or more transactions which result in the acquisition by any person or associated group of persons (other than the Corporation, any employee benefit plan whose beneficiaries are employees of the Corporation or any of its subsidiaries) of the beneficial ownership (as defined in Rule 13d-3 of the Exchange Act, in effect as of the date hereof) of forty percent (40%) or more of the Common Stock of the Corporation, securities representing forty percent (40%) or more of the combined voting power of the voting securities of the Corporation which affiliated persons owned less than forty percent (40%) prior to such transaction or transactions; or

                  e. the election or appointment, within a twelve (12) month period, of any person or affiliated or associated group, or its or their nominees, to the Board of Directors of the Corporation, such that such persons or nominees, when elected or appointed, constitute a majority of the Board of Directors of the Corporation and whose appointment or election was not approved by a majority of those persons who were directors at the beginning of such period or whose election or appointment was made at the request of an Acquiring Person.

         An "Acquiring Person" is any person who, or which, together with all affiliates or associates of such person, is the beneficial owner of twenty percent (20%) or more of the Common Stock of the Corporation then outstanding, except that an Acquiring Person does not include the Corporation or any employee benefit plan of the Corporation or any of its Subsidiaries or any person holding Common Stock of the Corporation for or pursuant to such plan. For the purpose of determining who is an Acquiring Person, the percentage of the outstanding shares of the Common Stock of which a person is a beneficial owner shall be calculated in accordance with Rule 13d-e of the Exchange Act.

         "Involuntary Termination" shall mean any termination of the Employee prior to the Employee attaining age 65, which does not result from either a Termination for Cause, death or Total Disability, and which:

                  a. does not result from a resignation by the Employee (other than a resignation pursuant to clause b. of this paragraph); or

                  b. results from a resignation following any Change in Duties.

         "Termination for Cause" shall mean only a termination as a result of fraud, misappropriation of or intentional material damage to the property or business of the Corporation (including its subsidiaries), or commission of a felony by the Employee.

         "Change in Duties" shall mean any one or more of the following:

                  a. a significant change in the nature or scope of the Employee's authorities or duties from those applicable to him immediately prior to the date on which a Change in Control occurs;

                  b. a material reduction in the Employee's annual salary, including a material reduction in the scope of Employee's eligibility for participation in any bonus or other special incentive programs from that provided or available to him immediately prior to the date on which a Change in Control occurs;

                  c. a diminution in the Employee's eligibility to participate in bonus, stock option, incentive award and other compensation plans which provide opportunities to receive compensation, from the greater of:

                           (i) the opportunities provided by the Corporation
(including its Subsidiaries) for executives with comparable duties; or

                           (ii) the employee benefits and perquisites to which
he was entitled immediately prior to that date on which a Change in Control occurs;

                  d. a change in the location of the Employee's principal place of employment by the Corporation (including its Subsidiaries) by more than fifty miles from the location where he was principally employed immediately prior to the date on which a Change in Control occurs; or

                  e. a reasonable determination by the Board of Directors of the Corporation, that as a result of a Change in Control and a change in circumstances thereafter significantly affecting Employee's position, he is unable to exercise the authorities, powers, function or duties attached to his position immediately prior to the date on which a Change in Control occurs.

         13. Adjustments Upon Changes in Capitalization, etc. Notwithstanding any other provision of the Plan, the Committee may at any time make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding options, restricted shares, or restricted units as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of distributions to holders of Common Stock other than a normal cash dividend, changes in the outstanding Common Stock by reason of stock dividends, split-ups, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations, liquidations, and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Committee may make such adjustment as it deems equitable in respect of outstanding options, rights, and restricted units including in the Committee's discretion revision of outstanding options, rights, and restricted units so that they may be exercisable for or payable in the consideration payable in the acquisition transaction. Any such determination by the Committee shall be conclusive. No adjustment shall be made in the minimum number of shares with respect to which an option may be exercised at any time. Any fractional shares resulting from such adjustments to options, rights, limited rights, or restricted units shall be eliminated.

         14. Effective Date. The Plan shall become effective as of August 1, 1995, subject to approval by the Corporation's stockholders. The Committee may, in its discretion, grant awards under the Plan, the grant, exercise, or payment of which shall be expressly subject to the conditions that, to the extent required at the time of grant, exercise, or payment,

                  a. the shares of Common Stock covered by such awards shall be Duly Listed, upon official notice of issuance, and

                  b. if the Corporation deems it necessary or desirable, a Registration Statement under the Securities Act of 1933 with respect to such shares shall be effective.

         15. Termination and Amendment. The Board of Directors of the Corporation may suspend, terminate, modify, or amend the Plan, provided that if any such amendment requires shareholder approval to meet the requirement of the then applicable rules under Section 16(b) of the Exchange Act, such amendment shall be subject to the approval of the Corporation's stockholders. If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to awards granted prior to such termination. In addition, no suspension, termination, modification, or amendment of the Plan may, without the consent of the Employee or Eligible Director to whom an award shall theretofore have been granted, adversely affect the rights of such Employee or Eligible Director under such award.

         16. Written Agreements. Each award of options, rights, restricted shares, or restricted units shall be evidenced by a written agreement, executed by the Participant and the Corporation, which shall contain such restrictions, terms and conditions as the Committee may require.

         17. Effect on Other Stock Plans. The adoption of the Plan shall have no effect on awards made, or to be made, pursuant to other stock plans covering Employees or Eligible Directors of the Corporation or any successors thereto.

Tax Effects

         The following is a general discussion of certain of the federal income tax consequences of the grant and exercise of options and the subsequent sale or exchange of the related Common Stock.

         It is intended that options issued pursuant to the Plan will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). If an option is an incentive stock option, an individual who is an employee for purposes of Section 3401(c) of the Code (the "participant") will not recognize income upon the grant or exercise of the option; however, an participant subject to the alternative minimum tax (the "AMT") must include in AMT income the difference between the exercise price of the option and the fair market value of the Common Stock at the time the option is exercised (the "bargain purchase element"). The sale or exchange of any Common Stock by the participant will be treated as a long-term capital gain only if such sale or exchange occurs at least two years after the grant of the option and one year after the receipt of the Common Stock by the participant pursuant to the participant's exercise of the option. If either of these holding periods prior to the disposition of the Common Stock acquired pursuant to an exercise of the option are not satisfied (a "disqualifying disposition") the participant will recognize ordinary income equal to the difference between the exercise price of the option and the lower of the fair market value of such Common Stock on the date the option is exercised or the sales price of such Common Stock. Any gain recognized by a participant on a disqualifying disposition above the ordinary income computed in the previous sentence will be a long-term capital gain. Net capital gains on the sale of assets held more than 18 months are currently subject to a maximum marginal stated tax rate of twenty percent (20%). However, it should be noted that legislative proposals are introduced from time to time that affect tax rates and could affect differences at which ordinary and capital gains are taxed. It is important to note that an incentive stock option may not be granted to a participant who, at the time such option is granted, is a ten percent (10%) shareholder of the Company unless certain more stringent qualification rules are satisfied.

         The Company may not take a deduction for federal income tax purposes upon the grant or exercise of an incentive stock option. The Company may take a deduction in the year of such disqualifying disposition for the amount that the participant recognizes as ordinary income due to such disqualifying disposition. The Company must generally furnish a statement containing specified information to the participant who exercises an incentive stock option on or before January 31 of the year following the exercise of such option.

         If the option does not qualify as an incentive stock "nonstatutory option" the participant will not recognize income upon the grant of such option; however, such participant will recognize ordinary income upon the exercise of such option by the amount of the bargain purchase element. In certain circumstances, in cases in which the Common Stock are subject to a substantial risk of forfeiture when acquired or if the participant is an officer, director or 10% shareholder of the Company, the date of taxation may be deferred unless the participant files an election with the Internal Revenue Service under
Section 83(b) of the Code. Upon the later sale or exchange of the Common Stock by the participant, any difference between the sales price and the exercise price will be treated as capital gain or loss to the extent not recognized as ordinary income as provided above, and will be long-term if the Common Stock have been held for more than one year.

         The federal income tax consequences to the Company regarding whether, and to what extent, it will obtain any deduction from the grant or exercise of a nonstatutory option as well as whether any gain or loss will be triggered depends upon complex rules beyond the scope of this discussion. Income recognized by a participant of a nonstatutory option will be subject to withholding by the Company.

         The foregoing discussion relates only to federal income taxes; the Company and participants may be subject to state and local taxation. The Company and participants should consult their tax advisers regarding potential state and local taxation with respect to their participation in the Plan.

Further Information

         All Employees are advised that certain documents which are filed with the Securities and Exchange Commission are incorporated by reference herein and in the registration statement that has been filed pursuant to the Securities Act of 1933 which covers the Plan. Such documents are available, without charge, upon oral or written request to G. Michael Latta, at the address and phone number above.